                                                                 EXHIBIT 10.20.1

    SUPPLEMENTAL AGREEMENT TO AGREEMENT NO. EM-22/0205 DATED 24 FEBRUARY 2005

Moscow                                                             26 April 2006

     ZAO New Channel (OGRN 1047796750880) (hereinafter "New Channel"), represented by its Assistant General Director Yu.B. Shklyar, acting pursuant to
Power of Attorney No. 3 dated 11.01.2005, and ZAO "Ad Media" (OGRN
1027739121134) (hereinafter "Agent"), represented by its Assistant General
Director S. A. Vasiliev, acting pursuant to Power of Attorney No. B/N dated
11.07.2003 (together, the "Parties"), entered into this agreement (the
"Agreement") for the following:

     1. Add point "j" to section 3.2.1:

     "j) in the event that prices for the placement of advertising on Domashny is set in Rubles, the Agent must, not later than 30 June 2006, agree with
Customers and amend its existing agreements with Advertisers entered into on or before 26 April 2006 to include the following language, and enter into new agreements with Customers that contain the following language (provided that such amendments do not violate applicable law):

     "1. If in any calendar year during the term of this agreement the official
USD exchange rate changes more than +/- 15% (further referred to as "acceptable exchange rate corridor or corridor") compared to the rate as of January 1st of the relevant year (further in text - base rate), i.e. if at any date during the term of the Agreement (further in text - "date of rate change") the USD exchange rate will differ from base rate by more than 15%,

     and

     (ii) if during 30 (thirty) calendar days following the date of rate change, the weighted average USD rate will stay outside the said corridor,

     then the Parties agree to treat such a fluctuation as a force-majeure event.

     2. In the event of a forece majeure event of the type set forth in point 1 above, the Parties agree as follows:

     2.1 From the moment of the force majeure event, either party has the right to initiate negotiations on amending the agreement.

     2.2 If the parties do not agree to amendments, either party may terminate the agreement."

     2. Add point "k" to section 3.2.1

     "k) in connecting with the entering into force on 1 July 2006 of Federal
Law No. 38-FZ "On Advertising", which contemplates substantial reductions in the permitted levels of advertising time, the Agent shall agree with Customers amendments to existing agreements so as to ensure an increase in the cost of services for the placement of advertising on Domashny of not less than 15%
compared to the price levels that were anticipated prior to the entering into force of the Law On Advertising, and the Agent will also enter into new agreements with Customers containing such terms."

     3. Add point 6.10 to Section 6 of the Agreement:

     "6.10. In the event that the Agent enters into new agreements with
Customers that do not contain:

     6.10.1 the provisions set forth in point 1 of this Supplemental Agreement, and/or does not amend existing agreements to include such provisions, and the events set forth in point 1 occur, the Agent shall reimburse Domashny for any profits it does not receive as a result of the failure of Customers to fulfill point "j";

     6.10.2 the provisions set forth in point 2 of this Supplemental Agreement, and/or does not amend existing agreements to include such provisions, and the events set forth in point 2 occur, the Agent shall reimburse Domashny for any profits it does not receive as a result of the failure of Customers to fulfill point "k".

     The reimbursement amount, which shall be calculated in US Dollars, shall be agreed by the parties not later than 30 days following the occurrence of an event set forth in points 1 and 2 of this Supplemental Agreement. The Agent shall make payment within 30 days after the parties have agreed the amount.

     4. This Supplemental Agreement takes effect from the day it is signed by both parties and is an integral part of the Agreement.

     Signatures:

     ZAO Ad Media                                          ZAO New Channel